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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Stratus Properties Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders
May 12, 2005

March 31, 2005

Date:	Thursday, May 12, 2005

Time:	1:30 p.m., Central Time

Place:	Barton Creek Resort 8212 Barton Club Drive Austin, Texas 78735

Purpose:	• To elect one director,

• To ratify the appointment of our independent auditors,

• To vote on a new stock incentive plan, and

• To transact such other business as may properly come before the meeting.

Record Date:	Close of business on March 16, 2005.
      Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

By Order of the Board of Directors.

Kenneth N. Jones
General Counsel & Secretary

Notice of Annual Meeting of Stockholders
Who Can Vote
Voting Rights
Quorum
How Your Proxy Will Be Voted
Proxy Solicitation
Stockholder Proposals
Corporate Governance
Election of Directors
Stock Ownership of Directors and Executive Officers
Stock Ownership of Certain Beneficial Owners
Executive Officer Compensation
Corporate Personnel Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Audit Committee Report
Independent Auditors
Selection and Ratification of the Independent Auditors
Performance Graph
Proposal to Adopt the 2005 Stock Incentive Plan
Annex A

Information about Attending the Annual Meeting
If you plan to attend the meeting, please bring the following:
      1. Proper identification.
      2. Acceptable Proof of Ownership if your shares are held in “Street Name.”
Street Name means your shares are held of record by brokers, banks or other institutions.
Acceptable Proof of Ownership is a letter from your broker stating that you owned Stratus Properties Inc. stock on the record date or an account statement showing that you owned Stratus Properties Inc. stock on the record date.
Only stockholders of record on the record date may attend or vote at the annual meeting.

Stratus Properties Inc.
98 San Jacinto Boulevard, Suite 220
Austin, Texas 78701
      The 2004 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 31, 2005.
      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Stratus Properties Inc. for use at our Annual Meeting of Stockholders to be held on May 12, 2005, and at any adjournments (the meeting).
Who Can Vote
      Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 7,210,604 shares of our common stock outstanding.
Voting Rights
      Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws.
      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.”
      Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to those other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.
Quorum
      A quorum at the meeting is a majority of our common stock entitled to vote, present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.
How Your Proxy Will Be Voted
      Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.
      Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted:

•	in favor of the proposed director nominee,

•	for the ratification of the appointment of the independent auditors, and

•	in favor of the proposed 2005 Stock Incentive Plan.
      We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the meeting, and they intend to vote on any such other matter in accordance with their best judgment.
      Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.
Proxy Solicitation
      We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson’s services will be $6,500 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means.
Stockholder Proposals
      If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to: Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701 by December 2, 2005.
      If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by January 13, 2006, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary. Failure to comply with our by-law procedures and deadlines may preclude the presentation of your proposal at the next meeting.
Corporate Governance
Ethics and Business Conduct Policy
      Our Ethics and Business Conduct Policy is available at http://www.stratusproperties.com/policy.htm. We intend to post amendments to or waivers from our Ethics and Business Conduct Policy, if any, made with respect to any of our directors and executive officers on that website.
Board Structure and Committee Composition
      Our board consists of four members, and has primary responsibility for directing the management of our business and affairs. Our board held four regular meetings and one special meeting during 2004. Non-employee directors meet in executive session at the end of each board meeting. The chair of executive session meetings rotates among the chairpersons of the two standing committees (discussed below), except as the non-employee directors may otherwise determine for a specific meeting.
      To provide for effective direction and management of our business, our board has established an audit committee and a corporate personnel committee. Our board does not have a nominating committee. The entire four-person board, three members of which are independent as discussed below, acts as our nominating committee. During 2004, each of our directors attended at least 75% of the aggregate number of board and applicable committee meetings. Directors are also invited to attend annual meetings of our stockholders. Mr. Armstrong and Mr. Leslie attended the last annual meeting of stockholders.

Audit		Meetings
Committee Members	Functions of the Committee	in 2004

Michael D. Madden, Chairman Bruce G. Garrison James C. Leslie	• please refer to the Audit Committee Report	5

Corporate Personnel		Meetings
Committee Members	Functions of the Committee	in 2004

James C. Leslie, Chairman Michael D. Madden	• please refer to the Corporate Personnel Committee Report on Executive Compensation	3
Board and Committee Independence and Audit Committee Financial Experts
      On the basis of information solicited from each director, the board has determined that each of Messrs. Garrison, Leslie and Madden has no material relationship with the company and is independent within the meaning of the National Association of Securities Dealers Automated Quotations System (Nasdaq) director independence standards, as currently in effect. In making this determination, the board, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the board and the company’s legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. The board determined that three directors are independent.
      Further, the board has determined that each of the members of the Audit Committee has no material relationship with the company and is independent within the meaning of the Nasdaq independence standards applicable to audit committee members. In addition, the board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission (SEC).
Consideration of Director Nominees
      In evaluating nominees for membership on the board, the board takes into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. The board evaluates each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas. A majority of the independent directors then serving on the board must approve any nominee to be recommended by the board to the stockholders.
      The board regularly assesses whether it is the appropriate size, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the independent directors consider various potential candidates for director, who may come to their attention through professional search firms, stockholders or other persons. Each candidate brought to the attention of the board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth above.
      As stated above, the board will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the board by submitting the names and supporting information to: Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin,

Texas 78701. Supporting information should include (a) the name and address of each of the candidate and proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified above, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve.
      In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than January 13, 2006. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2006 annual meeting or 10 days following the public announcement of the date of the 2006 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to: Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701.
Communications with the Board
      Individuals may communicate directly with our board (or any individual director) by writing to the director or the Chairman of the Board of Stratus Properties Inc., c/o 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701. The company or the Chairman will forward the stockholder’s communication to the appropriate director.
Director Compensation
Cash Compensation
      Each non-employee director receives $500 for attendance at each board committee meeting as well as an annual fee consisting of (a) $10,000 for serving on our board, (b) $1,000 for each committee on which he serves, and (c) $1,000 for each committee of which he is the chairman. Each director receives a fee of $500 for attendance at each board meeting and is also reimbursed for reasonable out-of-pocket expenses incurred in attending our board and committee meetings.
Stock Option Plan for Non-Employee Directors
      The company provides equity compensation to the non-employee directors through the 1996 Stock Option Plan for Non-Employee Directors, which was approved by our stockholders. Pursuant to the plan, on September 1st of each year, each non-employee director receives a grant of options to acquire 2,500 shares of our common stock. The options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. Accordingly, on September 1, 2004, each non-employee director was granted an option to purchase 2,500 shares of our common stock at a grant price of $13.0605.

Election of Directors
       Our board of directors has fixed the number of directors at four. The table below shows the members of the different classes of our board and the expiration of their terms.

Class	Expiration of Term	Class Member

Class I	2005 Annual Meeting of Stockholders	Michael D. Madden
Class II	2006 Annual Meeting of Stockholders	Bruce G. Garrison
James C. Leslie
Class III	2007 Annual Meeting of Stockholders	William H. Armstrong III
      Our board has nominated the Class I director named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the election of the Class I director, unless otherwise directed. If, contrary to our present expectations, the nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.
Information About Nominee and Other Directors
      This table provides certain information as of March 16, 2005 with respect to the director nominee and each other director whose term will continue after the meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

			Year First
		Principal Occupations, Other Directorships	Elected a
Name of Nominee or Director	Age	and Positions with the Company	Director

William H. Armstrong III	40	Chairman of the Board & Chief Executive Officer of the Company since 1998. President since 1996.	1998
Bruce G. Garrison	59	Director — REITs and Real Estate Investments, Pinnacle Trust Company, since 2003, and Vice President from 2000 to 2003. Principal of Harris, Webb & Garrison Inc., an investment banking firm, from 1996 to 2000.	2002
James C. Leslie	49	Private investor. Chairman of the Board of Ascendant Solutions, Inc. Director, President and Chief Operating Officer of The Staubach Company, a commercial real estate services firm, from March 1996 until March 2001.	1996
Michael D. Madden	56	Partner of Questor Management Co., merchant bankers, since March 1999. Chairman of the Board of Hanover Capital L.L.C., investment bankers, since 1995.	1992

Stock Ownership of Directors and Executive Officers
       This table shows the amount of our common stock each of our directors and named executive officers beneficially owned on March 16, 2005. Unless otherwise indicated, all shares shown are held with sole voting and investment power. This table also shows the number of shares of our common stock each of our directors and named executive officers could acquire as of May 15, 2005, upon the exercise of options granted pursuant to our stock incentive plans.

		Number of	Total Number
	Number of Shares	Shares Subject	of Shares
	Not Subject to	to Exercisable	Beneficially	Percent of
Name of Beneficial Owner	Options	Options	Owned	Class

William H. Armstrong III(1)	27,718	358,591	386,309	5.4%
John E. Baker	4,427	69,114	73,541	1.0%
Bruce G. Garrison(2)	137,040	1,875	138,915	1.9%
James C. Leslie	35,500	23,750	59,250	*
Michael D. Madden	—	23,750	23,750	*
All directors and executive officers as a group (6 persons)	204,685	477,080	681,765	8.9%

*	Ownership is less than 1%

(1)	Includes 3,250 shares held in his individual retirement account.

(2)	Includes 127,040 shares held by an investment company with respect to which Mr. Garrison, as an executive officer, shares voting and investment power, but as to which he disclaims beneficial ownership.
Stock Ownership of Certain Beneficial Owners
       This table shows the beneficial owners of more than 5% of our outstanding common stock based on filings with the SEC. Unless otherwise indicated, all information is presented as of December 31, 2004, and all shares indicated as beneficially owned are held with sole voting and investment power.

	Number of Shares		Percent of
Name and Address of Person	Beneficially Owned		Class

William H. Armstrong III	386,309	(1)	5.4%
98 San Jacinto Boulevard, Suite 220
Austin, Texas 78701
Carl E. Berg	1,405,000	(2)	19.5%
10050 Bandley Drive
Cupertino, California 95014
High Rise Capital Advisors, L.L.C.	419,458	(3)	5.8%
535 Madison Avenue, 26th Floor
New York, New York 10022
Ingalls & Snyder LLC
Robert L. Gipson	1,357,125	(4)	18.8%
61 Broadway
New York, New York 10006

(1)	Reflects beneficial ownership as of March 16, 2005.

(2)	Based on an amended Schedule 13G filed with the SEC on February 13, 2002.

(3)	Based on an amended Schedule 13G filed with the SEC on February 11, 2005, High Rise Capital Advisors shares voting and investment power over all shares beneficially owned.

(4)	Based on an amended Schedule 13G filed with the SEC on February 14, 2005, Ingalls & Snyder has no voting power but shares investment power with respect to 1,205,125 of these shares, and Robert L. Gipson has sole voting and investment power with respect to 152,000 of these shares and shares investment power with respect to 974,777 of these shares.

Executive Officer Compensation
       This table shows the compensation paid to our chief executive officer and chief financial officer in 2004, 2003 and 2002 (collectively, the named executive officers), the only two executive officers whom we employed in 2004. The named executive officers did not receive any perquisites in 2002, 2003 or 2004 that exceeded the threshold for disclosure under the SEC rules.
Summary Compensation Table

				Long-Term
				Compensation Awards

	Annual Compensation			Restricted	Securities
				Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Options	Compensation(2)

William H. Armstrong III	2004	$280,000	$263,000	$400,375	70,000	$33,200
Chairman of the Board,	2003	280,000	263,000	147,770	46,000	33,200
President & Chief	2002	280,000	258,000	241,997	91,455	36,700
Executive Officer
John E. Baker	2004	170,000	136,000	160,150	25,000	27,822
Senior Vice President	2003	170,000	136,000	52,775	15,000	27,822
& Chief Financial Officer	2002	170,000	136,000	83,746	30,152	27,822

(1)	On December 30, 2004, 25,000 restricted stock units (RSUs) were granted to Mr. Armstrong and 10,000 RSUs were granted to Mr. Baker under the 2002 Stock Incentive Plan. The RSUs will ratably convert into shares of our common stock over a four-year period on each grant date anniversary. Dividends are not currently being paid on our common stock; however, dividend equivalents would be accrued on the RSUs on the same basis as dividends would be paid on our common stock plus market rate interest. The market value of the RSUs as of December 31, 2004 and as of their grant dates are as follows:

		12/31/04	Grant Date
Name	RSUs	Market Value	Market Value

Mr. Armstrong	25,000	$400,750	$400,375
Mr. Baker	10,000	160,300	160,150

As of December 31, 2004, based on the $16.03 market value per share of our common stock as of such date, (a) Mr. Armstrong held 49,318 RSUs, the aggregate value of which was $790,568, and (b) Mr. Baker held 18,522 RSUs, the aggregate value of which was $296,908.

(2)	Consists of contributions to defined contribution plans, payments for life insurance policies, and director fees as follows:

		Plan	Life	Director
Name	Date	Contributions	Insurance	Fees

Mr. Armstrong	2004	$28,000	$2,700	$2,500
	2003	28,000	2,700	2,500
	2002	31,000	2,700	3,000
Mr. Baker	2004	25,500	2,322	—
	2003	25,500	2,322	—
	2002	25,500	2,322	—

      This table sets forth all of the stock options that we granted to each of the named executive officers in 2004.
Option Grants in 2004

	Number of	Percent of
	Securities	Options			Grant
	Underlying	Granted to	Exercise		Date
	Options	Employees	or Base		Present
Name	Granted(1)	in 2004	Price	Expiration Date	Value(2)

William H. Armstrong III	70,000	63.6%	$16.015	December 30, 2014	$728,700
John E. Baker	25,000	22.7%	16.015	December 30, 2014	260,250

(1)	Unless otherwise noted, the stock options will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if, under certain circumstances, (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions.

(2)	The Black-Scholes option pricing model was used to determine the grant date present value of the stock options that we granted to the listed officers. The grant date present value was calculated to be $10.41 per option. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option of $16.015; (b) a fair market value of $16.015 for one share of our common stock on the grant date; (c) a term of ten years for the stock options; (d) a stock volatility of 48.7% based on an analysis of historical weekly closing prices of our common stock over the 512-week period commencing March 3, 1995; and (e) an assumed risk-free interest rate of 4.39%, this rate being equivalent to the yield on the grant date on a zero coupon U.S. Treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

      This table sets forth all outstanding stock options held by each of the named executive officers as of December 31, 2004. Mr. Armstrong did not exercise stock options in 2004.
Aggregated Option Exercises in 2004 and Options at December 31, 2004

Number of Securities
			Underlying Unexercised	Value of Unexercised In-
			Options at	the-Money Options at
	Shares		December 31, 2004	December 31, 2004
	Acquired on	Value
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

William H. Armstrong III	—	—	347,227/150,228	$2,584,765/$515,902
John E. Baker	20,000	$100,275	65,326/ 51,326	417,987/ 169,475

Corporate Personnel Committee Report on Executive Compensation

Compensation Philosophy
      The Corporate Personnel Committee, which is composed of two independent directors, determines the compensation of our executive officers and administers our annual performance incentive and stock incentive plans. The committee met three times during 2004. Our committee’s executive compensation philosophy is to:

•	emphasize performance-based compensation that balances rewards for short- and long-term results

•	tie compensation to the interests of the company’s stockholders, and

•	provide a level of total compensation that will enable the company to attract and retain talented executive officers.
      In 2001, we commissioned a compensation consulting firm to perform a comprehensive review of our executive compensation practices. Based on our consideration of the consulting firm’s reports and discussions with such firm regarding the appropriate level of compensation for our management team, we determined that the base salaries, as well as annual and long-term incentive awards, paid to the company’s management team should approximate the median of the community and land developer peer group. We continue to administer our compensation program based on this philosophy, and we believe the total compensation paid to each of our Chief Executive Officer and our other named executive officer is reasonable and appropriate. In 2005, we intend to retain a compensation consulting firm to perform another comprehensive review of our executive compensation practices.
Components of Executive Compensation
      Executive officer compensation for 2004 included base salary, annual incentive awards, stock options and restricted stock units.

Base Salaries
      The base salaries of our executive officers have remained at the current levels since 2002. Although we annually evaluate each executive officer’s level of responsibility and conduct annual performance assessments, we have not increased our executive officers’ base salaries in an effort to stay within our target compensation range relative to the community and land developer peer group.

Annual Incentive Awards
      We provided annual cash incentives to our Chief Executive Officer, Mr. Armstrong, and the company’s other officers for 2004 through the company’s performance incentive awards program. We used the same guidelines from 2003 for use in awarding cash incentives for 2004. Under this approach, we determined each officer’s award based on a combination of overall corporate performance and individual performance, with the specific allocation reflecting the primary focus of the officer’s position and the officer’s ability to impact the variables associated with each. Accordingly, we allocated 80% of Mr. Armstrong’s potential award to overall corporate performance and 20% to individual performance. In assessing overall corporate performance, we focused on the following four measures, which were weighted according to our determinations as to the impact each has on overall corporate performance: asset value enhancement, fee services growth, capital structure and overhead management.
      Each person selected to participate in the program was assigned a target award based on level of responsibility, which served as a guideline amount. We determined the individual awards to the participants based on our assessment of the performance measures described above and the relative individual allocations. After consideration of the factors described above, we determined that the level of corporate and individual performance achieved in 2004 warranted the payment of a cash bonus to Mr. Armstrong and our other named executive officer in the amounts shown in the Summary Compensation Table.

Stock Options and Restricted Stock Units
      In 2002, we established long-term incentive award guidelines intended to reinforce the relationship between compensation and increases in the market price of the company’s common stock and align the officer’s financial interests with those of the company’s stockholders. Pursuant to this plan, we established target levels based upon the position of each participating officer and granted long-term incentive awards within those levels based upon our assessment of corporate and individual performance. Participating officers received approximately two-thirds of their long-term incentive awards in the form of stock options and approximately one-third in the form of restricted stock units. Using these guidelines, we granted stock options and restricted stock units to the participating officers in December 2004. The exercise price of each stock option granted in 2004 is equal to the fair market value of a share of our common stock on the grant date. The restricted stock units will ratably convert into shares of our common stock over a four-year period on each grant date anniversary. For further information on the stock options and restricted stock units granted to the named executive officers, see the Summary Compensation Table and the Option Grants in 2004.
Section 162(m)
      Section 162(m) limits to $1 million a public company’s annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Our policy is to structure compensation that will be fully deductible where doing so will further the purposes of the company’s executive compensation programs.
Dated: March 29, 2005

James C. Leslie, Chairman	Michael D. Madden
Compensation Committee Interlocks and Insider Participation
       The current members of our Corporate Personnel Committee are Messrs. Leslie and Madden. In 2004, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer served as our director or on our Corporate Personnel Committee.
Audit Committee Report
       The Audit Committee is currently composed of three directors, all of whom are independent, as defined in the Nasdaq listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) performance and qualifications of the company’s external auditors and internal auditors and (4) the independence of the company’s external auditors.
      We review the company’s financial reporting process on behalf of our board. The Audit Committee’s responsibility is to monitor this process, but the Audit Committee is not responsible for preparing the company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the company’s independent auditors, respectively.
Appointment of Independent Auditors; Financial Statement Review
      In February 2004, in accordance with our charter, our committee appointed PricewaterhouseCoopers LLP as the company’s independent auditors for 2004. We have reviewed and discussed the company’s audited financial statements for the year 2004 with management and PricewaterhouseCoopers LLP. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and PricewaterhouseCoopers LLP provided an opinion to the same effect.

      We have received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with PricewaterhouseCoopers LLP their independence from the company and management. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.
      In addition, we have discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2004, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. PricewaterhouseCoopers LLP also met with us without management being present to discuss these matters.
      In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year 2004.
Internal Audit
      We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditors. In February 2004, in accordance with our charter, our committee appointed Resources Audit Solutions, LLC as the company’s internal auditors for 2004. We have reviewed the scope of the audit plan of Resources Audit Solutions, LLC, and have considered the results of their reviews, their evaluation of the company’s processes and internal controls, any difficulties or disputes with management encountered during the course of their reviews, and other matters relating to the internal audit process.
Dated: March 29, 2005

Michael D. Madden, Chairman	Bruce G. Garrison	James C. Leslie
Independent Auditors
Fees and Related Disclosures for Accounting Services
      The following table discloses the fees that PricewaterhouseCoopers LLP billed the company for professional services rendered in each of the last two fiscal years:

	2004	2003

Audit Fees	$151,167	$78,870
Audit Related Fees(1)	30,000	16,500
Tax Fees(2)	34,598	37,631
All Other Fees	—	—

(1)	Relates to consultations regarding accounting and financial reporting standards.

(2)	Relates to services rendered for tax consulting and compliance services.
      The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policies and Procedures
      The Audit Committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the independent auditors. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee; however, any proposed service that has an anticipated or additional cost of no more than $15,000 may be pre-approved by the Chairperson of the Audit Committee, provided that the total anticipated costs of all such projects pre-approved by the Chairperson during any fiscal quarter does not exceed $30,000.
      At each regularly-scheduled Audit Committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the Chairperson since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by the independent auditors. Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the Audit Committee, and none of those services required use of the de minimus exception to pre-approval contained in the SEC’s rules.
Selection and Ratification of the Independent Auditors
       In February 2005, our Audit Committee appointed PricewaterhouseCoopers LLP as our independent auditors for 2005. Our Audit Committee and board of directors seek stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP to act as the independent auditors of our and our subsidiaries’ financial statements for the year 2005. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, our Audit Committee will reconsider this appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Performance Graph
       The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the CoreData (formerly Media General) Real Estate Development Index and the S&P 500 Stock Index from 2000 through 2004. This comparison assumes $100 invested on December 31, 1999, in (a) our common stock, (b) the CoreData (formerly Media General) Real Estate Development Index, and (c) the S&P 500 Stock Index.
Comparison of Cumulative Total Return*
Stratus Properties Inc., CoreData (formerly Media General) Real Estate
Development Index and S&P 500 Stock Index

	December 31,

	1999	2000	2001	2002	2003	2004

Stratus Properties Inc.	$100.00	$119.40	$101.49	$109.85	$120.00	$191.40
CoreData (formerly Media General) Real Estate Development Index	100.00	78.66	90.52	62.91	105.00	182.97
S&P 500 Stock Index	100.00	90.89	80.09	62.39	80.29	89.02

*	Total Return Assumes Reinvestment of Dividends
Proposal to Adopt the 2005 Stock Incentive Plan
       Our board of directors unanimously proposes that our stockholders approve the 2005 Stock Incentive Plan, which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.
Reasons for the Proposal
      We believe that our growth depends significantly upon the efforts of our officers, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Currently, there are approximately 54,000 shares of our common stock available for grant to our key personnel under our stock incentive plans. So that we may continue to motivate and reward our key personnel with stock-based awards at an appropriate level, our board believes it is important that we establish a new equity-based plan at this time.

Summary of the 2005 Stock Incentive Plan

Administration
      Awards under the 2005 Stock Incentive Plan will be made by the corporate personnel committee of our board of directors, which is currently made up of two independent members of our board. The corporate personnel committee has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the plan.

Eligible Participants
      The following persons are eligible to participate in the 2005 Stock Incentive Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisers who provide services to us or a subsidiary; and

•	any person who has agreed in writing to become an eligible participant within 30 days.
      A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. It is anticipated that the corporate personnel committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. While all employees, consultants and executive, management and legal service providers will be eligible for awards under this plan, we anticipate that awards will be granted to approximately six persons, consisting of three officers and three other employees of our company.

Number of Shares
      The maximum number of shares of our common stock with respect to which awards may be granted under the 2005 Stock Incentive Plan is 350,000, or as of the record date, 4.9% of our outstanding common stock.
      Awards that may be paid only in cash will not be counted against this share limit. Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, that relate to more than 125,000 shares of our common stock.
      Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 350,000 shares. The number of shares with respect to which awards of restricted stock, restricted stock units and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 125,000 shares, of which only 15,000 may be issued without compliance with certain minimum vesting requirements. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.
      On March 28, 2005, the closing price of a share of our common stock on Nasdaq was $16.04.

Types of Awards
      Stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards may be granted under the 2005 Stock Incentive Plan in the discretion of the corporate personnel committee. Options granted under this plan may be either nonqualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award.
      The corporate personnel committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award). This limitation on the corporate personnel committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The corporate personnel committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. This plan prohibits the reduction in the exercise price of stock options without stockholder approval, except for certain adjustments described below.
      The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock that, unless otherwise determined by the corporate personnel committee, have been held by the optionee for six months; or

•	in any other manner authorized by the corporate personnel committee.
      Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The corporate personnel committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.
      The corporate personnel committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the corporate personnel committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. With limited exceptions, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.
      The corporate personnel committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The corporate personnel committee has discretion to determine the participants to whom restricted stock units or Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. With limited exceptions, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the Other Stock-Based Awards will be subject to the rules and regulations that the corporate personnel committee determines.
      Any award under the 2005 Stock Incentive Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the corporate personnel committee determines.

Performance-Based Compensation under Section 162(m)
      Stock options and stock appreciation rights, if granted in accordance with the terms of the 2005 Stock Incentive Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The corporate personnel committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The corporate personnel committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities, increase in cash flow, or increase in revenues, of the company, a division of the company or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the corporate personnel committee, relative to internal goals, or relative to levels attained in prior years.
      If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the corporate personnel committee may provide that all or a portion of the restricted stock, restricted stock units and Other Stock-Based Awards will automatically vest. If an award of restricted stock, restricted stock units or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.
      The corporate personnel committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the 2005 Stock Incentive Plan.

Adjustments
      If the corporate personnel committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2005 Stock Incentive Plan, then the corporate personnel committee has discretion to:

•	make equitable adjustments in

•	the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

•	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

•	if appropriate, provide for the payment of cash to a participant.

      The corporate personnel committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

Amendment or Termination
      The 2005 Stock Incentive Plan may be amended or terminated at any time by the board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under this plan;

•	increase the number of shares of our common stock that may be issued under this plan;

•	materially expand the classes of persons eligible to participate in this plan;

•	expand the types of awards available under the plan;

•	materially extend the term of the plan;

•	materially change the method of determining the exercise price of options or stock appreciation rights; or

•	permit a reduction in the exercise price of options.
      Unless terminated sooner, no awards will be made under the 2005 Stock Incentive Plan after May 12, 2015.
Federal Income Tax Consequences of Stock Options
      The grant of nonqualified or incentive stock options will not generally result in tax consequences to our company or to the optionee. When an optionee exercises a nonqualified option, the difference between the exercise price and any higher fair market value of our common stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to his or her employer.
      Any gain or loss realized by an optionee on disposition of our common stock acquired upon exercise of a nonqualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee’s basis in our common stock for determining gain or loss on the disposition will be the fair market value of our common stock determined generally at the time of exercise.
      When an optionee exercises an incentive stock option while employed by us or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of our common stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax. If our common stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if our common stock is disposed of prior to the expiration of such periods (a Disqualifying Disposition), the excess of the fair market value of such common stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for nonqualified stock options.

’
      If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to an equal number of shares received in replacement. If the option is a nonqualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.
      Section 162(m) may limit the deductibility of an executive’s compensation in excess of $1,000,000 per year. However, we believe that taxable compensation arising in connection with stock options granted under the 2005 Stock Incentive Plan should be fully deductible by the employer for purposes of Section 162(m).
      The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that the payments, when aggregated with other payments subject to Section 280G, exceed certain limitations. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.
      If permitted by the corporate personnel committee, at any time that a participant is required to pay to us the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of our common stock under the 2005 Stock Incentive Plan, the participant may deliver shares of our common stock or elect to have us withhold from the shares that the participant would otherwise receive shares of our common stock, having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.
      This discussion summarizes the federal income tax consequences of the stock options that may be granted under the 2005 Stock Incentive Plan based on current provisions of the Internal Revenue Code, which are subject to change. This discussion also assumes that the stock options will not be deemed deferred compensation under Section 409A of the Internal Revenue Code. This summary does not cover any foreign, state or local tax consequences of the stock options.
Equity Compensation Plan Information
      The following table presents information as of December 31, 2004, regarding our compensation plans under which common stock may be issued to employees and non-employees as compensation. In addition to the 2005 Stock Incentive Plan, which is subject to approval of the stockholders at the meeting, we currently have four additional equity plans with currently outstanding awards: the Stock Option Plan, the 1998 Stock Option Plan, the 2002 Stock Incentive Plan, and the 1996 Stock Option Plan for Non-Employee Directors.

Number of securities
remaining available for
	Number of securities		Weighted-average	future issuance under
	to be issued upon		exercise price of	equity compensation
	exercise of outstanding		outstanding	plans (excluding
	options, warrants and		options, warrants	securities reflected in
	rights		and rights	column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	1,008,434	(1)	$9.19	101,683	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,008,434	(1)	$9.19	101,683	(2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon the vesting of 67,840 restricted stock units. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2004, there were 12,683 shares remaining available for future issuance under the 1998 Stock Option Plan, all of which could be issued under the terms of the plan (a) upon the exercise of options or stock appreciation rights, or (b) in the form of “other stock-based” awards, which awards are valued in whole or in part on the value of the shares of common stock. In addition, there were 41,500 shares remaining available for future issuance under the 2002 Stock Incentive Plan, all of which could be issued under the respective terms of the plans (a) upon the exercise of options or stock appreciation rights, or (b) in the form of restricted stock or “other stock-based” awards. Finally, there were also 47,500 shares remaining available for future issuance to our non-employee directors under the 1996 Stock Option Plan for Non-Employee Directors.

Awards to Be Granted
      The grant of awards under the 2005 Stock Incentive Plan is entirely in the discretion of the corporate personnel committee. The corporate personnel committee has not yet made a determination as to the awards to be granted under the 2005 Stock Incentive Plan if it is approved by our stockholders at the meeting.
Vote Required for Approval of the 2005 Stock Incentive Plan
      Approval of the 2005 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting.
      Our board of directors unanimously recommends a vote FOR this proposal.

Annex A
STRATUS PROPERTIES INC.
2005 STOCK INCENTIVE PLAN
SECTION 1
      Purpose. The purpose of the Stratus Properties Inc. 2005 Stock Incentive Plan (the “Plan”) is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company’s success.
SECTION 2
      Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which may, but need not, be required to be executed, acknowledged or accepted by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.

“Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.

“Company” shall mean Stratus Properties Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person’s first Award under the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 162(m)” shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.
SECTION 3
      (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.
      (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.
SECTION 4
      Eligibility. Any Eligible Individual shall be eligible to be granted an Award.
SECTION 5
      (a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 350,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 350,000 Shares.

(C) Subject to the other provisions of this Section 5(a):

1) the maximum number of Shares with respect to which Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 125,000 Shares; and

2) up to 15,000 Shares may be issued pursuant to Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares without compliance with the minimum vesting periods set forth in Sections 8(b), 9(b), and 10(b), respectively. If (x) Restricted Stock, Restricted Stock Units or an Other Stock-Based Award is granted with a minimum vesting period of at least three years or a minimum vesting period of at least one year, subject to the attainment of specific performance goals, and (y) the vesting of such Award is accelerated in accordance with Section 12(a) hereof as a result of the Participant’s death, retirement or other termination of employment or cessation of consulting or advisory services to the Company, or a change in control of the Company, such Shares shall not count against the 15,000 limitation described herein.

(D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 125,000 Shares.

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.
      (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
      (c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Restricted Stock, Restricted Stock Units or Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow, or increase in revenues of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required under Section 162(m).
SECTION 6
      (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.
      (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.
      (c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (iv) unless the Committee otherwise determines, delivery (including by facsimile) of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to sell a sufficient number of Shares and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; or (v) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of an Option, no Shares shall be issued until the check has been paid in full. If the Committee permits cashless exercises through a broker, as described in (iv) above, the par value of such shares shall be deemed paid in services previously provided to the Company by the Participant. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.
SECTION 7
      (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.
      (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares or a combination of cash and Shares.
SECTION 8
      (a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except for Restricted Stock that vests based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided under Section 12(a) hereof.
      (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stratus Properties Inc. 2005 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by Stratus Properties Inc. Copies of the Plan and the notice of grant are on file at the principal office of Stratus Properties Inc.
      (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.
      (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.
      (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.
      (g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9
      (a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Vesting Period. At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest (the “Vesting Period”). Each Award of Restricted Stock may have a different Vesting Period. Except for Restricted Stock Units that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Vesting Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a Vesting Period of at least one year with incremental vesting is permitted. The expiration of the Vesting Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.
SECTION 10
      (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares, including a restricted stock unit. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) Limitations. Except for Other Stock-Based Awards that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.
SECTION 11
      (a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (a) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (b) materially increase the benefits accruing to Participants under the Plan, (c) materially expand the classes of persons eligible to participate in the Plan, (d) expand the types of Awards available for grant under the Plan, (e) materially extend the term of the Plan, (f) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (g) amend Section 11(c) to permit a reduction in the exercise price of options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.
      (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
      (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.
SECTION 12
      (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.
      (b) Withholding. (i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the issuance Shares having a value equal to the minimum amount required to be withheld. The value of the Shares withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) If permitted by the Committee, a Participant may also satisfy up to his or her total tax liability related to an Award by delivering Shares owned by the Participant, which Shares may be subject to holding period requirements determined by the Committee. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

(iv) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

      (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).
      (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
      (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

      (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.
      (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
      (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
      (k) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.
      (l) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.
      (m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 13
      Term of the Plan. Subject to Section 11(a), no Awards may be granted under the Plan later than May 12, 2015, which is ten years after the date the Plan was approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until all such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

STRATUS PROPERTIES INC.

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders, May 12, 2005

     The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 12, 2005, at 1:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.

     If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

(continued on reverse side)

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										Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR:			FOR	WITHHOLD					FOR	AGAINST	ABSTAIN

Item 1	–	Election of the nominee for director.	☐	☐		Item 3	–	Approval of the proposed	☐	☐	☐
		Nominee for director of Stratus Properties Inc.						2005 Stock Incentive Plan.

Michael D. Madden

			FOR	AGAINST	ABSTAIN
Item 2	–	Ratification of appointment of	☐	☐	☐
PricewaterhouseCoopers LLP
as independent auditors.

Signature(s)									Dated:		, 2005
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes,however,if you wish to vote all items in accordance with the Board of Directors’recommendation. If your votes are not specified,this proxy will be voted FOR Items 1,2 and 3.
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